                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                               NCR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

NCR LOGO

                                        ----------------------------------------
                                        1997

                                        NOTICE OF
                                        ANNUAL MEETING
                                        AND PROXY STATEMENT

                                        ----------------------------------------

                                        Wednesday, April 16, 1997
                                        at 9:30 A.M. local time
                                        Auditorium, Building B
                                        NCR Sugar Camp Education Center
                                        101 W. Schantz Avenue
                                        Dayton, Ohio

NCR Logo
--------------------------------------------------------------------------------
LARS NYBERG
Chairman & Chief Executive Officer

March 3, 1997

Dear NCR Stockholder:

     You are cordially invited to attend NCR's 1997 Annual Meeting of Stockholders on Wednesday, April 16, 1997. The meeting will begin promptly at 9:30 A.M. local time, in the Auditorium of Building B at NCR's Sugar Camp Education Center, located at 101 W. Schantz Avenue in Dayton, Ohio.

     The official notice of meeting, proxy statement, form of proxy and 1996 Annual Report to Stockholders are included with this letter. The matters listed in the notice of meeting are described in detail in the proxy statement.

     The annual report includes a financial review of NCR's performance in 1996 while the Company was still a wholly-owned subsidiary of AT&T Corp. ("AT&T"). On December 31, 1996, AT&T distributed all of the outstanding shares of NCR common stock to AT&T stockholders of record as of December 13, 1996. As a result of that distribution, NCR became a publicly held company.

     If you plan to attend the meeting, please complete and return to NCR the meeting reservation request form printed on the back of this booklet.

     Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to complete, sign and date the enclosed proxy card and return it in the accompanying envelope as soon as possible so that your stock may be represented at the meeting.

Sincerely,
/s/ Lars Nyberg

                                   NCR LOGO

                              NOTICE OF MEETING

     The 1997 Annual Meeting of Stockholders of NCR Corporation will be held in the Auditorium of Building B at NCR's Sugar Camp Education Center, 101 W. Schantz Avenue, Dayton, Ohio 45479, on Wednesday, April 16, 1997, at 9:30 A.M. local time, for the following purposes:

     - ITEM 1: To elect three Class A directors to hold office for a three year term;

     - ITEM 2: To approve material terms of performance goals for compensation provided under the NCR Management Stock Plan to qualify such compensation under Section 162(m) of the Internal Revenue Code; and

     - To transact such other business as may properly come before the meeting and any adjournment thereof.

     Holders of record of NCR common stock at the close of business on February 17, 1997, will be entitled to vote with respect to this solicitation. Stockholders are reminded that your shares of NCR common stock cannot be voted unless you properly execute and return the enclosed proxy card or make other arrangements to have your shares represented at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Laura K. Nyquist
                                          Laura K. Nyquist
                                          Corporate Secretary

Dayton, Ohio
March 3, 1997

                             YOUR VOTE IS IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

NCR Corporation
1700 S. Patterson Blvd.
Dayton, Ohio 45479                                                     NCR LOGO

                                PROXY STATEMENT

GENERAL INFORMATION

     This proxy statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NCR Corporation ("NCR" or the "Company") for the Annual Meeting of Stockholders to be held on April 16, 1997, in Dayton, Ohio. Only stockholders of record at the close of business on February 17, 1997 (the "Record Date") are entitled to notice of, and to vote at, the meeting. There were 101,437,215.564 shares of NCR common stock outstanding and entitled to vote on January 31, 1997. Each share of NCR common stock is entitled to one vote on each matter properly brought before the meeting.

     Commencing approximately on March 3, 1997, the Company is mailing its annual report for the year ended December 31, 1996, together with this proxy statement and the enclosed proxy card to holders of NCR common stock on the Record Date. If you have NCR common stock in multiple accounts, you may receive more than one annual report. If you like, you may reduce the number of reports that you receive and save the Company the cost of producing and mailing these extra reports. To authorize NCR to discontinue mailing extra reports, please mark the appropriate box on the proxy card for selected accounts, making sure that at least one account continues to receive an annual report. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards. To resume the mailing of an annual report to an account, please call the NCR stockholder services number, 1-800-NCR-2303 (1-800-627-2303).

     If you own NCR common stock beneficially and receive more than one NCR annual report, please consider giving permission to your nominee to eliminate duplicate mailings.

     This is NCR's first solicitation of proxies for its Annual Meeting of Stockholders since the Company became a wholly-owned subsidiary of AT&T Corp. ("AT&T") on September 19, 1991. On December 31, 1996 (the "Distribution Date"), as part of the restructuring of its business, AT&T distributed to AT&T stockholders of record as of December 13, 1996, all of the outstanding shares of NCR common stock (the "Spinoff"). As a result of the Spinoff, AT&T fully divested its ownership of the Company and NCR became a publicly owned company.

VOTING OF PROXIES

     Your vote is important. Shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, you are urged to sign, date and return the accompanying proxy card.

     When the enclosed proxy card is properly signed, dated, and returned, the stock represented by the proxy will be voted in accordance with your directions. You can specify your voting instructions by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specific voting instructions, your shares of NCR common stock will be voted as recommended by the directors: "FOR" the election of the three nominees for director named on the proxy card, and "FOR" the approval of material terms of performance goals for compensation under the NCR Management Stock Plan. Abstentions marked on the proxy card are voted "against" the directors' proposals but are counted in the determination of a quorum.

     You may revoke your proxy at any time before it is voted at the meeting by
(a) executing a later-dated proxy, (b) voting by ballot at the meeting, or (c) filing a notice of revocation with the inspectors of election in care of the Corporate Secretary of the Company at the above address.

VOTING SHARES HELD IN EMPLOYEE SAVINGS PLAN

     If you are a participant in the NCR Savings Plan or the AT&T Savings Plan, the enclosed proxy card includes any NCR common stock allocated to your account. The trustees of such plans will vote the number of shares allocated to your account pursuant to the instructions you provide, so please sign and return your card promptly. If cards representing allocated shares in these savings plans are not returned, those shares will be voted by the trustees of the plans in accordance with the terms of such plans.

VOTES REQUIRED

     The presence, in person or by proxy, of the holders of at least a majority of the shares of NCR common stock outstanding on the Record Date is necessary to have a quorum for the annual meeting. Abstentions and broker "no-votes" are counted as present for purposes of determining a quorum. A broker "no-vote" occurs when a nominee holding shares of NCR common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The affirmative vote of a majority of the shares present in person or by proxy at the meeting is required for the passage of the directors' proposals (Items 1 and 2). Any shares not voted by abstention have the same effect as a vote against the proposals and broker "no-votes" have no effect on the outcome of the vote.

SOLICITATION OF PROXIES

     Solicitation of proxies may be made by the Company through the mail, in person and by telecommunications. The cost of soliciting proxies will be borne by the Company. The Company also has retained Georgeson & Company, Inc. to assist in the solicitation of proxies, at an estimated cost of $17,000, plus reimbursement of reasonable out-of-pocket expenses. In accordance with the regulations of the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"), NCR will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of NCR common stock.

ANNUAL MEETING ADMISSION

     ADMISSION TO THE MEETING IS LIMITED TO STOCKHOLDERS OF RECORD OR THEIR PROXY, BENEFICIAL OWNERS OF NCR COMMON STOCK HAVING EVIDENCE OF OWNERSHIP, AND GUESTS OF NCR. IF YOU ARE A REGISTERED OWNER OF NCR COMMON STOCK AND PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE AND RETURN TO NCR'S CORPORATE SECRETARY THE MEETING RESERVATION REQUEST FORM PRINTED ON THE BACK OF THIS PROXY STATEMENT.

     Stockholders who have not obtained a reservation for the meeting will be admitted upon verification of ownership at the meeting. Results of the meeting will be included in NCR's next quarterly report filed with the SEC. Information on obtaining a full transcript of the meeting will also be found in that quarterly report.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Since 1991, Coopers & Lybrand L.L.P. has served as the Company's independent public accounting firm. It is expected that representatives of Coopers & Lybrand will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so, and it is expected that they will be available to respond to appropriate questions.

PROCEDURES FOR STOCKHOLDER PROPOSALS AND NOMINATIONS

     Under the Company's Bylaws, nominations for director may be made only by the Board of Directors or a committee of the board, or by a stockholder entitled to vote who has delivered notice to the Company not less than 90, nor more than 120, days before the first anniversary of the preceding year's annual meeting. For purposes of the 1997 Annual Meeting of Stockholders, the Bylaws provide that April 16, 1997, is deemed the first anniversary of the previous year's meeting.

     The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of meeting (which includes stockholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the board or by a stockholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) within the time limits described above for a nomination for the election of a director. These requirements are separate and apart from, and in addition to, the SEC's requirements that a stockholder must comply with in order to have a stockholder proposal included in the Company's proxy statement under SEC Rule 14a-8.

     A copy of the full text of Company's Bylaws may be obtained upon written request to the Corporate Secretary at the address provided above.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals intended to be presented at NCR's 1998 Annual Meeting of Stockholders must be received by NCR's Corporate Secretary no later than November 4, 1997. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 1998 proxy materials.

OTHER MATTERS TO COME BEFORE THE MEETING

     The Board of Directors does not know of any matters which will be brought before the 1997 annual meeting other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment.

ELECTION OF CLASS A DIRECTORS
(ITEM 1 ON PROXY CARD)

     The Board of Directors currently consists of three classes of directors, as nearly equal in number as possible. Directors hold office for staggered terms of three years (or less if they are filling a vacancy) and until their successors are elected and qualified. One of the three classes, comprising approximately one third of the directors, is elected each year to succeed the directors whose terms are expiring. The directors in Class A will be elected at the annual meeting to serve for a term expiring at the Company's annual meeting in the year 2000. The directors in Classes B and C are serving terms expiring at the Company's Annual Meeting of Stockholders in 1998 and 1999, respectively.

     Prior to the Spinoff, NCR's Board of Directors consisted of Messrs. Lars Nyberg, John L. Giering, and Jon S. Hoak. In anticipation of the Spinoff of NCR from AT&T, in December 1996, NCR's board expanded its size from three to eight members, as permitted under the Bylaws of the Company. Effective as of December 31, 1996, Messrs. Giering and Hoak resigned from NCR's board. Prior to the Spinoff, AT&T, acting as NCR's sole stockholder, reelected Mr. Nyberg as Chairman of the board and elected seven new directors to NCR's board, including the two other nominees for director. This election was effective as of January 1, 1997. The nominees have served continuously on the board since that time.

     NCR's Board of Directors has proposed the following nominees for election as directors at the annual meeting:

                         NOMINEES FOR CLASS A DIRECTORS
          WITH TERMS EXPIRING AT THE ANNUAL MEETING IN THE YEAR 2000:

                                  LARS NYBERG
                                DAVID R. HOLMES
                                JAMES O. ROBBINS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS FOR A TERM OF THREE YEARS. Proxies solicited by the Board of Directors will be voted "FOR" the election of the nominees, unless otherwise instructed on the proxy card.

     Information is provided below with respect to each nominee for election and each director continuing in office. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the board may recommend, unless the board reduces the number of directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve.

NOMINEES FOR ELECTION AS DIRECTORS

Class A -- Nominees for Terms Expiring in 2000

LARS NYBERG, 46, has been Chairman, Chief Executive Officer, and President of NCR since June 1, 1995. Before joining NCR, from 1993 to 1995, Mr. Nyberg was Chairman and Chief Executive Officer of the Communications Division for Philips Electronics NV, an electronics and electrical products company. He also served as a member of the Philips Group Management Committee during that time. In 1992, Mr. Nyberg was appointed Managing Director, Philips Consumer Electronics Division. From 1990 to 1992, he was the Chairman and Chief Executive Officer of Philips Computer Division. Mr. Nyberg became a director of NCR in 1995. He is Chairman of the Executive Committee and a member of the Committee on Directors.

DAVID R. HOLMES, 56, has been President and Chief Executive Officer of The Reynolds and Reynolds Company since 1989 and its Chairman since August 1990. He joined Reynolds and Reynolds, a provider of information management systems and services to the automotive, health-care and general business markets, as Senior Vice President of its Computer Systems Division. Prior to joining Reynolds and Reynolds, he was Vice President and General Manager at Nabisco Brands, Inc. Mr. Holmes is a director of The Dayton Power & Light Company and Wright Health Associates, Inc. Mr. Holmes became a director of NCR on January 1, 1997, and is a member of the Compensation Committee.

JAMES O. ROBBINS, 54, has served as President and CEO of Cox Communications, Inc., a cable television operator, since September 1995. Previously, he was President of the Cable Division of Cox Enterprises, Inc., a position he held since September 1985. Before joining Cox in 1983, he was Senior Vice President of Operations, Western Region, for Viacom Communications, Inc. Mr. Robbins is a director of Cox Communications, Inc., Teleport Communications Group, Inc., and Telewest Communications plc. He became a director of NCR on January 1, 1997, and is a member of the Audit and Finance Committee.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

Class B -- Terms Expire in 1998

DUANE L. BURNHAM, 55, has been Chairman and Chief Executive Officer of Abbott Laboratories, a manufacturer of health care products based in Chicago, since 1990. Mr. Burnham joined Abbott in 1982 as Chief Financial Officer and Senior Vice President, Finance. Mr. Burnham is also a director of Sara Lee Corporation and became a director of NCR on January 1, 1997. He is Chairman of the Compensation Committee and a member of the Executive Committee.

LINDA FAYNE LEVINSON, 55, is President of Fayne Levinson Associates, an independent consulting firm she founded in 1994 that advises both major corporations and start-up entrepreneurial ventures in the areas of strategy, market and corporate development. In 1993, Ms. Levinson was an executive with Creative Artists Agency Inc. From 1989 to 1992, she was a partner in the merchant banking operations of Alfred Checchi Associates, Inc. She is also a director of Genentech, Inc., Egghead, Inc., Administaff, Inc., and Jacobs Engineering Group Inc. Ms. Levinson became a director of NCR on January 1, 1997, and is a member of the Compensation Committee and the Committee on Directors.

Class C -- Terms Expire in 1999

RONALD A. MITSCH, 62, is Vice Chairman and Executive Vice President of Minnesota Mining and Manufacturing Co. (3M), a global, diversified manufacturing company. Dr. Mitsch has been 3M's Executive Vice President, Industrial and Consumer Sector and Corporate Services, since 1991, and its Vice Chairman since 1996. Dr. Mitsch is also a director of 3M, Lubrizol Corporation, and Shigematsu Works Inc., Tokyo, Japan. He became a director of NCR on January 1, 1997, and is Chairman of the Committee on Directors and a member of the Audit and Finance Committee.

C.K. PRAHALAD, 55, is a Professor of Business Administration at the University of Michigan. Mr. Prahalad is a specialist in corporate strategy and the role of top management in large, diversified, multi-national corporations. He is also a director of OIS Optical Imaging Systems, Inc. Mr. Prahalad became a director of NCR on January 1, 1997, and is a member of the Audit and Finance Committee.

WILLIAM S. STAVROPOULOS, 57, has been President and Chief Executive Officer of the Dow Chemical Co., a chemical and plastics producer, since 1995. Mr. Stavropoulos became President of Dow Chemical in 1993, and was its Chief Operating Officer from 1993 to 1995. He was a Senior Vice President at Dow Chemical from 1991 to 1993, and President of Dow U.S.A. from 1990 to 1993. Mr. Stavropoulos is also a director of Dow Corning Corporation. He became a director of NCR on January 1, 1997, and is Chairman of the Audit and Finance Committee and a member of the Executive Committee.

THE BOARD OF DIRECTORS

     The Board of Directors is responsible for overseeing the overall performance of the Company. Members of the board are kept informed of the Company's business through discussions with the Chairman and other members of the Company's management and staff, by reviewing materials provided to them, and by participating in board and committee meetings. In 1997, NCR's Board of Directors is scheduled to meet at least six times.

     During 1996, NCR's Board of Directors acted by unanimous written consent and did not hold any meetings. In addition, prior to the Spinoff, NCR's board did not have any operating committees. During that time, matters concerning compensation of the Company's executive officers were either approved by AT&T's Board of Directors or by an executive officer of AT&T.

COMMITTEES OF THE BOARD

     In 1997, NCR's Board of Directors established four committees: the Audit and Finance Committee, the Compensation Committee, the Committee on Directors, and the Executive Committee. These committees are briefly described below.

     The Audit and Finance Committee regularly meets with management to review the adequacy of the Company's internal controls as well as the scope and results of audits performed by the Company's independent accountants and internal auditors. In addition, the committee is the principal agent of the Board of Directors in assuring the adequacy of the Company's financial and accounting and reporting control processes. The Audit and Finance Committee is also responsible for, among other things: (a) recommending to the Board of Directors the appointment of the Company's independent accountants, (b) reviewing NCR's risk management policies and practices, and (c) reviewing the Company's cash position and capital structure, capital appropriation plans, and other significant financial matters affecting the Company. The committee consists of three non-employee directors and is expected to meet four times in 1997.

     The Compensation Committee reviews and approves the Company's total compensation philosophy and programs covering executive officers and key management employees as well as the competitiveness of NCR's total compensation practices. The committee also reviews the performance levels of NCR's executive officers and determines base salaries and incentive awards for NCR's Chairman and executive officers. The committee makes recommendations to the Board of Directors concerning the board's compensation. In addition, the Compensation Committee reviews NCR's executive compensation plans in relation to its corporate strategies, management's proposals to make significant organizational changes or significant changes to existing executive officer compensation plans, and NCR's plans for management succession. The committee, which consists of three non-employee directors, is expected to meet three times in 1997.

     The Committee on Directors establishes procedures for the selection, retention, and performance evaluation of directors, and reviews board governance procedures. The committee reviews the composition of NCR's Board of Directors and the qualifications of persons identified as prospective directors, recommends the candidates to be nominated for election as directors, and, in the event of a vacancy on the board, recommends any successors. The committee consists of three members and is expected to meet at least two times in 1997.

     The Executive Committee will meet between regular board meetings if urgent action is required. This committee has the authority to exercise all powers of the full Board of Directors, except that it will not have the power, among other things, to: declare dividends, issue stock, amend the Bylaws, recommend to the stockholders any action that requires stockholder approval, or approve any merger or share exchange which requires stockholder approval.

COMPENSATION OF DIRECTORS

     Each of NCR's non-employee directors will receive an annual retainer of $30,000 for the year beginning on the date of the Company's annual stockholders meeting and ending on the day before the next such meeting (the "Service Year"). The retainer will be payable in 25% increments on June 30, September 30, December 31, and March 31, provided the director is still serving on NCR's board on each of those dates. Upon a director's resignation or other termination from the board during the Service Year, he or she will forfeit the remaining amount of the retainer for that Service Year.

     During the period of time between January 1, 1997 to April 19, 1997, before a full Service Year has been completed (the "Interim Period"), NCR's non-employee directors will receive a retainer of $10,000, with $5,000 of such retainer payable at the January 16, 1997 board meeting, and the remaining $5,000 payable on March 31, 1997, provided the director is still serving on NCR's board.

     Prior to the Service Year, non-employee directors may elect to receive all or a portion of the retainer, except for the Interim Period retainer, in NCR common stock instead of cash. These directors may also elect to defer receipt of the cash or stock of the Service Year retainer (a) until his or her resignation or other termination as a director, (b) until the date five or ten years from the first day of the Service Year for which it is payable, or (c) in one to five equal annual installments, beginning either the Service Year after the retainer is earned, or the year following the date of termination as a director.

     The Company will maintain unfunded bookkeeping accounts for deferred cash payments, including any interest thereon. Stock unit accounts based on NCR common stock will be maintained for deferred stock payments, and dividend payments on NCR common stock, if any, will be reinvested in additional deferred stock units. Deferred stock payments may be paid in cash or in stock. A non-employee director who leaves the board prior to the date of payment of deferred stock units may elect, prior to termination, to convert the deferred stock units to a deferred cash account.

     On January 2, 1997, each of the non-employee directors received an initial grant of NCR common stock with a value equal to two times the annual retainer. The non-employee directors had the option of receiving this stock immediately or deferring receipt for the same time periods available for deferral of the annual retainer. If deferred, a stock unit account will be maintained, in the manner described in the preceding paragraph.

     In addition, NCR's non-employee directors will receive stock option grants at the beginning of each Service Year with a present value of $30,000. These options shall be for a number of shares that is determined by dividing the annual retainer amount by an accepted formula, and then dividing the result by the fair market value of a share of NCR common stock on the grant date. The options will have an exercise price of the fair market value of the stock and are fully vested on the date of grant.

     Directors who are also employees of the Company or a subsidiary of the Company do not receive compensation for serving as directors.

STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

     The following table contains information concerning the beneficial ownership of the Company's common stock, as of January 31, 1997, for (a) each director elected to the board as of January 1, 1997, including the nominees for re-election at the 1997 annual meeting, (b) each of the executive officers named in the Summary Compensation Table found below (the "Named Executives"), and (c) directors and executive officers as a group.

     Except as otherwise noted, the individuals named below and their family members had sole voting and investment power with respect to such securities. To the Company's knowledge, no person or entity beneficially owns more than 5% of NCR's outstanding common stock.

                                                                                 NUMBER OF SHARES
                                                                                   BENEFICIALLY
    NAME                                                                          OWNED (1)(2)(3)
    ----                                                                         ----------------
    Lars Nyberg..............................................................          34,342
    Duane L. Burnham(4)......................................................           2,795
    David R. Holmes(4).......................................................           1,795
    Linda Fayne Levinson(4)..................................................           1,811
    Ronald A. Mitsch(4)......................................................           1,795
    C.K. Prahalad(4).........................................................           1,795
    James O. Robbins(4)(5)...................................................           3,095
    William S. Stavropoulos..................................................           1,795
    Raymond G. Carlin........................................................          36,476
    Robert R. Carpenter......................................................              81
    Anthony Fano.............................................................          62,171
    John L. Giering..........................................................          83,945
    Directors and Executive Officers as a Group (24 persons).................         553,121
                                                                                     --------

---------------

(1) No individual director or executive officer beneficially owns 1% or more of the Company's outstanding common stock, nor do the directors and executive officers as a group.

(2) Includes beneficial ownership of the following number of shares of NCR common stock which may be acquired within 60 days of January 31, 1997, pursuant to stock options awarded under employee incentive compensation plans of NCR: Mr. Nyberg -- 20,250; Mr. Carlin -- 34,179; Mr.
    Fano -- 59,343; Mr. Giering -- 79,124; and all other executive officers as a group -- 491,429. Also includes beneficial ownership of the following number of shares of NCR common stock which may be acquired within 60 days of January 31, 1997, pursuant to vested restricted stock units awarded under NCR's employee incentive compensation plans: Mr. Nyberg -- 13,864; Mr. Carlin -- 2,152; Mr. Fano -- 2,690; Mr. Giering -- 4,448; and all other executive officers as a group -- 45,032. One executive officer, other than a Named Executive, owns 1,000 shares of NCR Japan Ltd., a subsidiary of NCR.

(3) Some of NCR's executive officers and directors own fractional shares of NCR common stock. For purposes of this table, all fractional shares have been rounded to the nearest whole number.

(4) Includes 1,795 units denominated as NCR common stock equivalents held in deferred compensation stock unit accounts.

(5) Includes 300 shares held by Mr. Robbins' children for which he disclaims any beneficial interest.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

As a wholly-owned subsidiary of AT&T prior to the Spinoff, all of the compensation decisions and actions pertaining to the executive officers of NCR were either approved by the Compensation Committee of the board of AT&T or by an executive officer of AT&T.

The current members of NCR's Compensation Committee (the "Committee") were appointed effective January 2, 1997. Except for the approval of the awards earned in 1996 under the Management Incentive Plan (the "MIP"), and the Long Term Incentive Program 1996-1998 cycle with respect to executive officers employed by NCR, the Committee neither reviewed nor approved other compensation actions relating to the Company's 1996 fiscal year.

As a newly public company, the Committee recognizes that a transition period is necessary to establish fully its long-range compensation philosophy and objectives. Nevertheless, the following philosophy and principles have been set forth as a framework within which the Committee will operate.

COMPENSATION COMMITTEE PHILOSOPHY AND GUIDING PRINCIPLES

The Company's compensation and benefit programs are designed to:

- Attract and retain the best people in the industry;

- Emphasize performance-based pay by paying above-average awards for above-average performance and best-in-class awards for best-in-class performance; and

- Recognize corporate, business unit, individual, and team performance through the use of incentives, including equity-based incentives, that reward for the creation of stockholder value and the achievement of key financial, strategic, individual, and team objectives.

EXECUTIVE COMPENSATION POLICIES

Compensation Levels

The Committee relates total compensation levels for the Company's executive officers to the total compensation paid to similarly situated executives of a peer group of companies (the "Peer Group") with which the Company competes for customers and executive talent. The companies comprising the Peer Group are selected primarily on the basis of industry classification. A performance graph, comparing the performance of NCR common stock to the performance of a broad-based index and a peer index or a peer group of companies, is not provided in this proxy statement because the Distribution of NCR stock did not occur until December 31, 1996. Accordingly, a peer group or a peer index for such purpose has not yet been determined.

Total compensation is targeted to approximate the median of the Peer Group. However, because of the performance-oriented nature of the incentive programs, total compensation may exceed market norms when the company's targeted performance goals are exceeded. Likewise, total compensation may lag the market when performance goals are not achieved.

Based on the most recently completed compensation study, total compensation for the executive positions in the study, including some of the executive officers, ranked below the median of the total compensation of similarly situated positions in the Peer Group.

Policy with Respect to Qualifying Compensation for Deductibility

The Company's policy with respect to the deductibility limit of Section 162(m) of the Internal Revenue Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interests of the Company and its stockholders. However, NCR reserves the right to authorize the payment of nondeductible compensation if it deems that is appropriate.

Annual Compensation

Base salaries and annual cash compensation for the executive officers in 1996 were established while NCR was a controlled subsidiary of AT&T. Accordingly, decisions were approved either by the AT&T Compensation Committee or an executive officer of AT&T.

Eligible management and key employees participate in the NCR MIP which pays annual cash incentive awards if certain specified objectives are met. Objectives for 1996 were based on financial elements such as profits, asset turnover and cash flow, as well as management goals and discretionary objectives that varied by work groups. These goals were weighted depending upon the executive officer's area of responsibility. On balance, objectives were exceeded.

Long-Term Incentives

- Stock Options and Restricted Stock. In 1996, the AT&T Compensation Committee authorized the grant of stock options and restricted stock under the AT&T 1987 Long Term Incentive Program to some of the executive officers of the Company.

  After the Spinoff, most of the unexercised grants of stock options and awards of performance shares, stock units, restricted stock, restricted stock units, or phantom share accounts for stock of AT&T were replaced with awards for NCR stock. These awards were subject to the same terms and conditions as the AT&T awards and were based on the relative market value of NCR common stock and AT&T common stock on the NYSE over the five trading days ending on December 30, 1996, in order to preserve the economic value of such awards at the time of the Spinoff.

- Long Term Incentive Program ("LTIP"). The Company's LTIP was established under the NCR Management Stock Plan to support the Company's business turnaround. The program is specifically designed to reward performance against company-wide objectives in the current year, and the performance of NCR stock in subsequent years. The company-wide objectives established for 1996 related to certain financial goals, such as profits and cash flow, and management objectives. Weightings for the objectives ranged from 10% to 60%. Awards earned in 1996 were issued in the form of restricted stock units which will vest in two years. On balance, restricted stock units awarded under the plan were based upon the Company exceeding its objectives.

Compensation of the Chairman and Chief Executive Officer

The actions taken with respect to Mr. Nyberg's 1996 total compensation and the commitments entered into under the letter agreements with him were approved by the AT&T Compensation Committee or by an executive officer of AT&T. The terms of these agreements are discussed in more detail below under the caption "Employment Agreements and Change in Control Arrangements."

                                          THE COMPENSATION COMMITTEE:

                                          Duane L. Burnham, Chairman
                                          David R. Holmes
                                          Linda Fayne Levinson

EXECUTIVE COMPENSATION

     The following tables set forth certain compensation information for the Named Executives, including the Chairman of the Board and Chief Executive Officer of NCR, as measured by salary and bonus for the year ended December 31, 1996, based on employment with NCR, AT&T or their respective subsidiaries.

SUMMARY COMPENSATION TABLE

       ---------------------------------------------------------------------------------------------------------------------------
                                             ANNUAL COMPENSATION(1)                  LONG-TERM COMPENSATION(1)
                                             -------------------------------------------------------------------------------------
                                                                                       AWARDS(3)            PAYOUTS
                                             -------------------------------------------------------------------------------------
                                                                     OTHER
                                                                    ANNUAL     RESTRICTED         AT&T        AT&T     ALL OTHER
                                                                    COMPEN-       STOCK         OPTIONS/      LTIP      COMPEN-
                NAME AND                        SALARY      BONUS   SATION       AWARDS           SARS      PAYOUTS     SATION
           PRINCIPAL POSITION          YEAR      ($)         ($)     $(2)         $(4e)           #(5)        $(6)       $(7)
--------------------------------------------------------------------------------------------------------------------------------
 Lars Nyberg(8)                        1996    659,000     772,915  129,472       705,206(4a)          0     489,127   2,288,588
   Chairman of the Board,                                                          98,852(4b)
   Chief Executive Officer, and        1995    295,384     760,506  122,198       990,942(4a)    438,484           0           0
   President                                                                       45,036(4b)
                                                                                2,222,500(4c)
                                       1994       0              0        0             0              0           0           0

 Raymond G. Carlin                     1996    280,000     211,788   10,955       140,946(4a)     14,125           0       5,625
   Senior Vice President                                                           42,056(4b)
   Americas Region                     1995    265,000      64,382    9,080       178,054(4a)     13,200      50,000       5,625
                                                                                   39,774(4b)
                                       1994    215,771     115,700    9,859        27,049(4b)      8,760      49,140       5,625
 Robert R. Carpenter(9)                1996    324,000     182,736   30,344       120,129(4a)      7,155     101,463      28,727
   Senior Vice President               1995    305,000     167,900   55,610       171,806(4a)      6,219      92,598      31,536
   Worldwide Customer Support Services 1994    283,333     220,400   36,285             0          5,278      88,856      21,799

 Anthony Fano                          1996    303,000     171,084   26,241       152,518(4a)     15,149           0       5,625
   Senior Vice President               1995    286,000      45,383   94,772       204,452(4a)     15,380      80,900       5,625
   Retail Systems Group                1994    225,000     120,998    9,785       501,165(4d)      9,220      79,560       5,625

 John L. Giering                       1996    326,000     232,275   22,025       205,094(4a)     21,430           0   3,534,852
   Senior Vice President &             1995    310,000      84,476   15,523       303,832(4a)     21,280     144,000     399,149
   Chief Financial Officer             1994    297,570     167,364   14,143             0         20,120     141,570     281,495
--------------------------------------------------------------------------------------------------------------------------------

---------------
(1) Compensation deferred at the election of the Named Executives is included in the category and year it would have otherwise been reported had it not been deferred.

(2) Includes (a) dividend equivalents paid with respect to long-term performance shares prior to the end of the three-year performance period, (b) tax payment reimbursements, (c) the value of certain personal benefits and perquisites, (d) relocation reimbursements, (e) payments of above-market interest on deferred compensation, and (f) payment under AT&T Senior Management Incentive Compensation Plan.

(3) All awards were granted with respect to AT&T common stock except for awards granted under the NCR Management Stock Plan for the 1996-1998 cycle of the LTIP to Messrs. Carlin, Fano and Giering, as described in footnote 4(a) of this table. The amounts shown in the column "Restricted Stock Awards" represent the dollar value of such awards on the dates originally granted. The amounts shown for stock options represent the number of shares of AT&T common stock underlying such options on the dates originally granted.

(4)(a) Awards classified as performance share awards under the AT&T 1987 Long Term Incentive Plan (the "AT&T Stock Plan") for the 1994-1996 and 1995-1997 performance cycles were granted to Messrs. Nyberg, Carlin, Carpenter, Fano, and Giering. The awards for Messrs. Carpenter, Carlin, Fano, and Giering were made in 1994 for the 1994-1996 cycle and in 1995 for the 1995-1997 cycle; the awards for Mr. Nyberg for both cycles were granted in 1995. At the time of these grants, the payout of such awards was tied to achieving specified levels of performance, customer satisfaction, and employee satisfaction. The target amount, i.e., the full award, would have been earned if 100% of each participant's specific objectives was achieved over the three-year cycle. At its December 1995 meeting, AT&T's Compensation Committee recommended and approved that the performance objectives for the 1994-1996 and 1995-1997 performance cycles be deemed to have been met at the target level. This action was taken in acknowledgment that AT&T's restructuring had rendered the original performance criteria inapplicable and of the difficulty of establishing revised criteria while the restructuring was in process. In 1996, the AT&T Compensation Committee granted awards to Messrs. Nyberg and Carpenter for the 1996-1998 cycle without performance criteria. Each of these awards was replaced with NCR awards at the Spinoff based on the factors described in footnote 4(e) of this table. In addition, NCR's Compensation Committee, in January 1997, granted performance-based awards of NCR restricted stock units under the NCR Management Stock Plan to Messrs. Carlin, Fano, Giering for the 1996-1998 cycle based on achievement of specific 1996 performance objectives.

       The awards under the 1996-1998, 1995-1997, and 1994-1996 cycles will vest in one installment at the end of the cycle and be payable in the first quarter following the end of the three-year cycles, with certain exceptions in the case of death, disability, or retirement. For example, awards granted under the 1995-1997 cycle will vest in one installment and be payable in the first quarter of 1998 if the participant remains in the employ of NCR for the three full years ending December 31, 1997. Awards are distributed as common stock, or as cash equal to the value of these shares, or partly in common stock and partly in cash. Dividend equivalents, if any, on such awards are paid in cash. The number of shares of AT&T common stock represented by the awards made for the 1996-1998 performance cycle for Messrs. Nyberg and Carpenter, respectively, were 10,555 and 1,798. The number of shares of NCR common stock represented by the performance-based awards made for the 1996-1998 cycle to Messrs. Carlin, Fano, and Giering under the NCR Management Stock Plan, respectively, were 4,056, 4,389, and 5,902. The number of shares of AT&T common stock represented by the awards made for the 1995-1997 performance cycle for Messrs. Nyberg, Carlin, Carpenter, Fano, and Giering, respectively, were 10,555, 2,123, 1,798, 2,291, and 3,104. The number of shares of AT&T common stock represented by the 1994-1996 performance cycle awards for Messrs. Nyberg, Carlin, Carpenter, Fano, and Giering, respectively, were 8,783, 1,364, 1,553, 1,705, and 2,818. The value of awards for all three performance cycles is reflected in the table above as of the date of grant with the date of grant for the 1994-1996 cycle occurring in 1995 at the time the AT&T Compensation Committee took its action.

   (b) Pursuant to the Officer Plan (as defined below), Mr. Nyberg received 1,596 and 834 restricted shares of AT&T common stock, respectively, in 1996 and 1995. Also pursuant to such plan, Mr. Carlin received 679, 754, and 514 restricted shares of AT&T common stock, respectively, in 1996, 1995, and 1994. Dividends on these shares are reinvested in additional shares of restricted stock. The value of such awards at the date of grant is reflected in the table above.

   (c) During 1995, Mr. Nyberg received a special restricted stock unit grant of 35,000 shares of AT&T common stock. The grant to Mr. Nyberg was part of an AT&T special equity incentive/retention program. The grant vests four years after the date of grant and carries stringent penalties for competition and other specified adverse activities. Dividends on such units are paid in cash. The grant to Mr. Nyberg was not converted into awards based on NCR common stock upon the Spinoff but remained restricted stock units based on AT&T common stock. The value of this award at the date of grant is reflected in the table above.

   (d) In March 1994, Mr. Fano received a phantom stock grant equivalent to 9,546 shares of AT&T common stock. The phantom stock vests after four years, except in the event of death or disability, in which event the grant vests ratably over the four-year period. The phantom stock is payable in cash, and dividends are reinvested in additional shares of phantom stock. The value of this award at the date of grant is reflected in the table above.

   (e) On April 10, 1996, as part of AT&T's plan to restructure itself into three separate companies, including NCR, AT&T conducted an initial public offering of approximately 17.6% of the shares of its newly formed subsidiary, Lucent Technologies, Inc. ("Lucent"). Thereafter, on September 30, 1996, AT&T fully divested its ownership interest in Lucent by means of a distribution of all of its remaining shares of Lucent. As a result of the spinoff of Lucent from AT&T, on October 1, 1996, the restricted stock awards (including stock units and phantom share units) set forth in the table above were replaced with restricted stock awards to reflect the economic value of the original awards at the time of the Lucent spinoff. The number of shares of AT&T common stock covered by the replacement awards was calculated by multiplying the number of shares of AT&T common stock under the original award by a factor of 1.34777. Based on this calculation, the aggregate value of the restricted stock awards on December 31, 1996 (based on an AT&T common stock price of $43.5 per share) for the 1994-1996, 1995-1997 and 1996-1998 performance share awards for Messrs. Nyberg, Carlin, Carpenter, Fano, and Giering, respectively, was $1,752,485, $204,407, $301,847, $234,204, and $347,174.
       The aggregate number of shares and value on December 31, 1996 (based on an AT&T common stock price of $43.5 per share) for all awards of other restricted shares of AT&T common stock, restricted stock units, or phantom share units, as such awards were replaced under the formula described above, for Messrs. Nyberg, Carlin, and Fano, respectively, was 50,446 shares ($2,194,401), 4,279 shares ($186,136), and 12,865 shares
       ($559,628). On January 2, 1997, as a result of the Spinoff of NCR from AT&T, the outstanding AT&T awards, other than those awards made to Mr. Carpenter and the award to Mr. Nyberg discussed in footnote 4(c) of the above table, were replaced with NCR awards, which replacement was intended to preserve the economic value of the awards at the time of the Spinoff. The number of shares of AT&T common stock covered by the NCR replacement awards was calculated by multiplying the number of shares of AT&T common stock under the post-Lucent awards by a factor of 1.17128.

(5) Amounts represent the number of shares of AT&T common stock underlying the options on the date originally granted. Subsequently, on October 1, 1996, to the extent outstanding, such options were replaced with new options of AT&T common stock to reflect the economic value of the original grants at the time of the Lucent spinoff. The number of shares of AT&T common stock underlying the replacement options was calculated by multiplying the number of shares of AT&T common stock underlying the original option by a factor of 1.34777, and the exercise price of the options was decreased by dividing the original exercise price by the same factor. After the Spinoff of NCR from AT&T, on January 2, 1997, the outstanding AT&T options for Messrs. Nyberg, Carlin, Fano and Giering were replaced with options for NCR common stock. The number of shares of NCR common stock covered by the replacement options was calculated by multiplying the number of shares of AT&T common stock under the post-Lucent replacement options by a factor of 1.17128, and the exercise price of post-Lucent replacement options was decreased by dividing the original exercise price by the same factor.

(6) Includes distribution in 1995 to Messrs. Carlin, Carpenter, Fano, and Giering of performance units for the three-year performance cycle ended December 31, 1994. Also, includes payments in 1996 to Mr. Nyberg and Mr. Carpenter under the AT&T 1987 Stock Plan.

(7) Includes a lump-sum cash payment of $1,900,000 and payment of a $375,000 signing bonus made by AT&T to Mr. Nyberg pursuant to a 1996 employment agreement with AT&T. For a summary of Mr. Nyberg's employment agreements, see the caption "Employment Agreements and Change in Control Arrangements" below. Also, includes $13,588 premium payment in 1996 for split-dollar life insurance policy for Mr. Nyberg. Includes AT&T contributions to the AT&T Savings Plan of $6,000 in 1994, 1995 and 1996 for Mr. Carpenter. Also, includes for Mr. Carpenter in 1996, 1995, and 1994, respectively, AT&T contributions under a nonqualified savings plan of $6,160, $5,201, and $0, and premiums for split-dollar life insurance policies of $16,567, $20,335, and $15,799. Includes for each of Messrs. Carlin, Fano and Giering, NCR contributions of $5,625 to the NCR Savings Plan in 1996, 1995 and 1994. For Mr. Giering, includes in 1996, 1995 and 1994, respectively, accrued interest of $516,579, $393,524 and $275,870, and, in 1996, a tax payment reimbursement of $727,648 on a lump-sum amount payable pursuant to an employment agreement with NCR and AT&T, dated September 23, 1991, providing for Mr. Giering's employment as Senior Vice President, Finance and Administration, of NCR. This agreement expired on December 31, 1996, and Mr. Giering received in 1996 the lump-sum payment of $2,275,000, plus interest and tax payment reimbursement, pursuant to said agreement, which amounts are included in the above table. In addition, includes $10,000 lump-sum payment in 1996 to Mr. Giering for achievement of performance objectives relating to the Company's real estate portfolio.

(8) Mr. Nyberg became Chairman of the Board, Chief Executive Officer and President of NCR effective June 1995.

(9) Effective December 31, 1996, Mr. Carpenter ceased to be an executive officer of NCR.

OPTION GRANTS IN 1996

-------------------------------------------------------------------------------------------------------------
                                                                  INDIVIDUAL GRANTS
                                   -----------------------------------------------------------------------
                                      NUMBER OF        PERCENT OF                                    GRANT
                                       SHARES            TOTAL                                        DATE
                                     UNDERLYING         OPTIONS        EXERCISE                     PRESENT
                                       OPTIONS         GRANTED TO        PRICE       EXPIRATION      VALUE
               NAME                 GRANTED(#)(1)     EMPLOYEES(2)    ($/SHARE)(3)      DATE         ($)(4)
-------------------------------------------------------------------------------------------------------------
 Lars Nyberg                                 0               0                0             0              0
 Raymond G. Carlin                      10,480            1.03%         66.8125        1/2/06        117,290
 Robert R. Carpenter                     6,218            0.61%         66.8125        1/2/06         69,595
 Anthony Fano                           11,240            1.11%         66.8125        1/2/06        125,795
 John L. Giering                        15,900            1.56%         66.8125        1/2/06        177,949
-------------------------------------------------------------------------------------------------------------

---------------

(1) The options were granted with respect to AT&T common stock under the AT&T Stock Plan. On October 1, 1996, to the extent outstanding, such options were replaced with new options of AT&T common stock to reflect the economic value of the original grants at the time of the Lucent spinoff. The number of shares of AT&T common stock underlying the replacement options was calculated by multiplying the number of shares of AT&T common stock underlying the original option by a factor of 1.34777, and the exercise price of the options was decreased by dividing the original exercise price by the same factor. On January 2, 1997, the outstanding AT&T options for Messrs. Carlin, Fano and Giering were replaced with options for NCR common stock. The number of shares of NCR common stock covered by the replacement options was calculated by multiplying the number of shares of AT&T common stock under the post-Lucent replacement options by a factor of 1.17128, and the exercise price of post-Lucent replacement options was decreased by dividing the original exercise price by the same factor. The options for Mr. Carpenter become exercisable in equal installments over a period of three years. The options for Messrs. Carlin, Fano, and Giering become exercisable in equal installments over a period of four years.

(2) Percent of total options granted based on total options granted to NCR employees.

(3) Based on the conversion described above in footnote 1 of this table, the exercise price of the options between October 1 and December 31, 1996, was $49.576; and $42.3234 as of January 2, 1997.

(4) In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. NCR's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require certain assumptions to be made. The following assumptions were made for purposes of calculating the grant date present value: volatility at 16.33%, dividend yield at 2%, an expected term of 7 years, and interest rate of 5.49%. These assumptions relate to the original grant as an option for AT&T common stock as converted to account for the Lucent spinoff. The real value of the options in this table depends upon the actual performance of the stock underlying the options, as converted to NCR stock after the Spinoff, during the applicable period.

AGGREGATED OPTION/STOCK APPRECIATION RIGHTS
("SAR") EXERCISES IN 1996 AND YEAR-END VALUES

-------------------------------------------------------------------------------------------------------------
                                                                                                VALUE OF
                                                                           UNEXERCISED        IN-THE-MONEY
                                                                           OPTIONS/SARS       OPTIONS/SARS
                                                                           AT YEAR END         AT YEAR END
                                                                              # (1)              $(1)
-------------------------------------------------------------------------------------------------------------
                                             SHARES           VALUE
                                            ACQUIRED        REALIZED       EXERCISABLE/       EXERCISABLE/
                  NAME                   ON EXERCISE (#)       ($)       UNEXERCISABLE(2)   UNEXERCISABLE(3)
-------------------------------------------------------------------------------------------------------------
  Lars Nyberg                                      0                0          17,289             59,375
                                                                              573,686            118,734
  Raymond G. Carlin                                0                0          16,737            107,624
                                                                               34,886            120,299
  Robert R. Carpenter                          7,113           91,031          24,731            270,102
                                                                               13,969             36,032
  Anthony Fano                                     0                0          35,512            333,239
                                                                               39,987            144,899
  John L. Giering                             42,341        1,899,666          41,368            224,441
                                                                               63,378            237,100
-------------------------------------------------------------------------------------------------------------

---------------
(1) None of the individuals set forth in this table above has stock appreciation rights.

(2) All options were granted with respect to AT&T common stock under the AT&T Stock Plan, and the amounts shown represent the number of shares of AT&T common stock resulting from the replacement of the original grants on October 1, 1996, which was intended to preserve the economic value of the options at the time of the Lucent spinoff. To the extent that such options were outstanding for Messrs. Carlin, Fano, and Giering on December 31, 1996, they were replaced on January 2, 1997, with NCR options to preserve the economic value of the options at the time of the Spinoff. The options granted to Mr. Nyberg, with the exception of a 400,000 stock option grant in 1995, were also replaced with NCR stock options on January 2, 1997. The number of shares of NCR common stock covered by the replacement options was calculated by multiplying the number of shares of AT&T common stock underlying the options after the Lucent spinoff by a factor of 1.17128, and the exercise price was determined by dividing the post-Lucent exercise price by a factor of 1.17128.

(3) The value of in-the-money options assumes the closing market price of AT&T common stock underlying the post-Lucent replacement options as of December 31, 1996 ($43.5).

PENSION PLANS

     The Company maintains the NCR Pension Plan, a qualified, non-contributory defined benefit plan which provides retirement benefits to employees based in the United States, including Messrs. Nyberg, Giering, Fano and Carlin. Benefits payable under the NCR Pension Plan are funded solely by contributions made by NCR on an actuarial basis to a trust. Generally, benefits for employees are based on a participant's years of credited service with NCR and its subsidiaries and the participant's Modified Average Pay (as defined in the NCR Pension Plan). For each year of credited service, the participant receives between 1.3% and 1.7% of his or her Modified Average Pay and such benefits vest after a participant has completed five years of service with NCR or its subsidiaries, as well as at age 65. An additional benefit (the "PensionPlus benefit") equivalent to 1.5% of a participant's Compensation (as defined in the NCR Pension Plan) paid in each month since January 1, 1992 and 2% of Compensation paid in 1991 is also provided.

     The NCR Nonqualified Excess Plan (the "Excess Plan") provides supplemental retirement benefits to those employees of NCR whose retirement benefits under the NCR Pension Plan are affected by limits under the Internal Revenue Code of 1986, as amended (the "Code"). The supplemental pension benefits provided by the Excess Plan equal the difference between the benefits under the NCR Pension Plan without regard to Code limits and the actual pension benefits payable under the NCR Pension Plan. The supplemental benefits under the Excess Plan will be paid at the same time and in the same form as the benefits under the NCR Pension Plan. The Excess Plan is a nonqualified plan, funded from general corporate assets.

     NCR also maintains two nonqualified, unfunded supplemental retirement plans that cover executive officers designated as participants thereunder by the Plan Committee, which consisted of NCR's Board of Directors prior to the Spinoff and NCR's Compensation Committee as of 1997. The NCR Senior Executive Retirement, Death & Disability Plan (the "Senior Executive Plan") covers Messrs. Giering and Fano. The Retirement Plan for Officers of NCR (the "Officer Plan") is generally designed to replace the Senior Executive Plan for officers and senior managers appointed after November 30, 1988, and covers Messrs. Nyberg and Carlin.

     The Senior Executive Plan provides monthly benefits upon termination of employment based upon 4% of a final average monthly pay per year of service. Final average monthly pay is determined by taking into account the participant's highest consecutive 36 months of compensation (i.e., salary, any management incentive plan award and 50% of certain long-term incentive plan awards) during the last 6 years of employment. The benefit is actuarially reduced to the extent that the participant is under age 62 at the time of termination. The benefit is offset by the participant's Social Security primary insurance amount, by the benefit under the NCR Pension Plan, the Excess Plan or under any other pension, profit sharing, savings or other retirement plan of NCR, an NCR affiliate or a prior employer, and any disability income benefits received pursuant to a disability income plan sponsored by NCR. The Senior Executive Plan also provides for disability benefits in the event that a participant's employment is terminated due to total disability and for death benefits in a reduced amount. No benefits are payable under the Senior Executive Plan if a participant voluntarily terminates employment with NCR before attaining age 55, or is involuntarily terminated by the Company before attaining age 52. The Plan Committee has discretion to disallow benefits in the event that a participant engages in certain competition with NCR during the three-year period following termination of employment with NCR.

     Prior to January 1, 1997, the Senior Executive Plan contained a change in control provision that was triggered when NCR's stockholders approved the merger of NCR with a wholly-owned subsidiary of AT&T in 1991. Messrs. Giering and Fano are entitled to benefits under the Senior Executive Plan that are enhanced by this change in control provision, which includes an additional five years of service and a guaranteed minimum compensation amount for purposes of calculating the pension benefit under the Senior Executive Plan, and the ability to commence receiving benefits at any time after attaining age 50, subject to more favorable early retirement reduction factors.

     The Officer Plan provides for monthly benefits upon termination of employment based upon 2.5% of career average monthly salary for service after becoming a participant, including salary, the management incentive plan award and certain long-term incentive plan awards. The monthly benefit is actuarially reduced to the extent that the participant is under age 62 at the time of termination. The monthly benefit is offset by the participant's benefit under the NCR Pension Plan (other than the PensionPlus benefits) and any employer-provided benefit under any other retirement plan of NCR, an NCR affiliate or a prior employer, and any disability income benefits received pursuant to a disability income plan sponsored by NCR. The Officer Plan permits participants to elect a joint and survivor form of annuity providing for reduced lifetime benefits and an annuity for the life of the participant's surviving spouse. Under the Officer Plan, no benefit is payable if the participant terminates employment prior to one year from the effective date of participation in the plan. In addition, a participant whose employment is terminated prior to age 55 for any reason other than death receives no benefits, unless he or she has been employed by NCR for at least ten years prior to termination of employment. However, a participant will be entitled to his or her accrued benefit under the Officer Plan if the participant's employment with NCR is terminated under circumstances entitling the participant to severance benefits under an NCR change in control severance plan (as described under the caption "Employment Agreements and Change in Control Arrangements"). The Officer Plan also provides death benefits in reduced amount. The Plan Committee has discretion to disallow benefits in the event that a participant engages in certain competition with NCR during the three-year period following termination of employment with NCR.

     Certain of NCR's nonqualified executive pension plan benefits are supported by a benefits trust, the assets of which are subject to the claims of NCR's creditors.

     If Messrs. Nyberg, Carlin, Fano, and Giering continue in their current positions, at current salaries and at target bonus levels and retire at age 62 from NCR, the estimated annual pension amounts payable from NCR's qualified and nonqualified defined benefit pension plans, including supplemental pension plans, would be $823,685, $423,512, $301,880, and $391,200, respectively. For
Mr. Carpenter, the estimated annual pension amount so payable under AT&T's qualified and nonqualified defined benefit pension plans, including supplemental pension plans, would be $219,682.

EMPLOYMENT AGREEMENTS AND
CHANGE IN CONTROL ARRANGEMENTS

     AT&T entered into letter employment agreements with Mr. Nyberg on April 18, 1995 (the "1995 Agreement") and June 7, 1996 (the "1996 Agreement"), which provided for Mr. Nyberg's employment with NCR prior to the Spinoff. The 1995 Agreement provided for an initial base salary of $600,000 per year, a guaranteed 1995 annual incentive award of $590,000, and awards under the AT&T Stock Plan of 10,555 performance units and options to purchase 38,484 shares of AT&T common stock. The 1995 Agreement also provided for an award to Mr. Nyberg of 7,397 performance units that were payable in the first quarter of 1996 and 8,783 performance units that are payable in the first quarter of 1997. On January 2, 1997, the outstanding performance units were replaced with comparable awards based on NCR common stock under the NCR Management Stock Plan, which replacement was intended to preserve the economic value of the awards at the time of the Spinoff. The number of shares of NCR common stock underlying the performance units was calculated by multiplying the number of shares of AT&T common stock underlying the original award by a factor of 1.34777, and then multiplying that figure by a factor of 1.17128.

     The 1996 Agreement supplemented the 1995 Agreement and provided for an annual bonus of $375,000, payable by NCR to Mr. Nyberg on June 1 of each of the years 1996 through 1998, and a bonus of $3,875,000, payable by NCR to Mr. Nyberg on June 1, 1999, provided in each case that Mr. Nyberg was employed by NCR on such dates (collectively, the "Completion Bonus"). In the event his employment was terminated as a result of death, Disability, involuntary termination other than for Cause, or Termination for Good Reason (as such terms are defined in the 1996 Agreement), Mr. Nyberg (or his estate) will receive a one-time payment of $5,000,000, less any bonus payments already received. The 1996 Agreement also provided for a bonus of $2,000,000 to be paid to Mr. Nyberg on or after June 1, 1999, upon execution of an employment contract with NCR for an additional two-year period beyond June 1, 1999 (the "Re-enlistment Bonus"). The 1996 Agreement provided that prior to the Spinoff, AT&T would cause NCR to establish a rabbi trust with assets sufficient to fund the portion of the Completion Bonus unpaid at the Spinoff, and the Re-enlistment Bonus. The NCR Board of Directors authorized the rabbi trust on December 20, 1996, and the trust was funded as required by the 1996 Agreement prior to the Spinoff.

     The 1996 Agreement provided that, after the Distribution Date, 400,000 stock options for AT&T common stock and 35,000 AT&T restricted stock units that were granted to Mr. Nyberg in September 1995 will continue to become exercisable or vest, as applicable, in accordance with the terms under which such awards were granted, and that such restricted stock units will not be converted into comparable awards based on NCR common stock but will remain outstanding.

     Pursuant to the terms of the 1996 Agreement, on January 2, 1997, NCR provided Mr. Nyberg with (a) a grant of options to purchase 149,533 shares of NCR common stock, representing the number of shares of NCR common stock valued at the market price of such shares at the date of grant equal to $5,000,000, and
(b) a grant of 149,533 restricted shares of NCR common stock such that the market price per share of NCR common stock at the date of grant multiplied by such number of restricted shares equals $5,000,000. Such options and restricted shares will become exercisable or vest, as applicable, in September 1999. Also pursuant to the 1996 Agreement, on December 31, 1996, AT&T made a lump-sum cash payment to Mr. Nyberg of $1,900,000 in lieu of benefits and entitlements that would have become payable to Mr. Nyberg under a special pension arrangement established for him by AT&T, had he remained employed by AT&T.

     AT&T entered into an employment agreement with Mr. Carpenter on March 2, 1992. Subsequently, on March 1, 1994, AT&T assigned Mr. Carpenter to NCR to serve as a Senior Vice President, Worldwide

Services. As of December 31, 1996, Mr. Carpenter ceased to be assigned to NCR and is no longer an executive of the Company.

     On December 20, 1996, the NCR Board of Directors approved the NCR Change in Control Severance Plan for Executive Officers (the "CIC Plan") and a Change in Control Agreement with Mr. Nyberg (the "CIC Agreement"). The CIC Plan provides that certain severance benefits are payable to an executive officer whose employment with NCR is terminated as a result of involuntary termination other than for Cause, or voluntary termination for Good Reason (as such terms are defined in the CIC Plan), during the three years following the occurrence of any of certain enumerated events, or voluntary termination for any reason during the thirteenth calendar month following the month in which the triggering event occurs. The severance benefits include severance pay equal to base pay for three years, payment of the target bonus under the MIP for the years during which separation pay is received, reimbursement for any excise tax liability with respect to the severance benefits under Internal Revenue Code Section 4999, continued medical insurance coverage for the officer and eligible dependents and continued life insurance coverage for the officer, outplacement services, and financial counseling. In addition, the officer will be fully vested in any NCR stock options or other stock awards, and any accrued benefit under the Officer Plan. Payment of the severance pay ceases if the officer becomes employed with NCR or an unrelated company. If the officer dies while receiving severance benefits, the benefits will continue to be paid to the officer's estate. Under the terms of the CIC Plan, NCR will establish a trust that will be funded upon the occurrence of a change in control to pay benefits under the plan. The CIC Plan continues in effect through December 31, 2000, and, commencing on January 1, 1998, and January 1 of each year thereafter, automatically extends for one additional year beyond the original or extended termination date, so that on January 1 of each following year, the CIC plan has an unexpired term of three years. The Board of Directors may, not later than November 30 of any year, by resolution adopted by a majority of the entire membership of the board, determine that the CIC Plan shall not be extended, in which case the CIC Plan shall expire at the end of the three-year term beginning on the January 1 immediately preceding the date of the resolution.

     The CIC Agreement with Mr. Nyberg contains the same terms as the CIC Plan, except that the severance payments include payment of target long-term incentive bonuses for the severance pay period.

DIRECTORS' PROPOSAL TO APPROVE MATERIAL TERMS OF PERFORMANCE GOALS FOR COMPENSATION PROVIDED UNDER THE NCR MANAGEMENT STOCK PLAN TO QUALIFY SUCH COMPENSATION UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE.
(ITEM 2 ON PROXY CARD)

     The NCR Management Stock Plan (the "Plan") was approved by AT&T, as NCR's sole stockholder, on November 20, 1996 and adopted by the NCR Board of Directors on December 20, 1996. The Plan permits the Company to provide several different forms of stock-based benefits, including stock options, stock appreciation rights, restricted stock awards, performance awards, other stock unit awards and other rights, interests or options relating to shares of NCR common stock to employees and non-employee directors.

     The Board of Directors submits for stockholder approval the material terms of the performance goals for compensation provided under the Plan, in order to qualify such compensation under Section 162(m) of the Code as performance-based compensation so that such compensation is tax deductible to the Company. Following is a description of the terms which are subject to stockholder approval and a summary of the material terms of the Plan.

     The following material terms of the performance goals under the Plan are submitted for stockholder approval:

     - Eligibility under the Plan includes all employees and non-employee directors of the Company.

     - The performance measures that may be utilized by the Compensation Committee when setting performance objectives for an award under the Plan include the Company's achievement of contribution margin, cash flow, profits, pre-tax income, net income, earnings per share, asset turnover, revenue, expenses, return on assets, return on equity, return on investment, net profit margin, operating profit margin, operating cash flow, total stockholder return, capitalization, liquidity, economic value added, financial results, customer satisfaction, employee satisfaction, and other measures of quality, safety, productivity or process improvement.

     - The individual maximum amount of awards that may be granted to an individual under the Plan for any one calendar year is limited to options and awards with respect to 1,000,000 shares of Company stock. The maximum amount of cash that may be paid to an individual with respect to grants of performance units under the Plan in any one calendar year is $2,000,000.

PURPOSES

     The purposes of the Plan are (a) to encourage selected key employees of the Company to acquire a proprietary interest in the growth and performance of the Company, thus enhancing the value of the Company for the benefit of stockholders, and (b) to enhance the ability of the Company to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

AWARDS

     Awards under the Plan may consist of any of the following, either separately or in combination with other awards: (a) stock options, (b) stock appreciation rights entitling a participant to receive for each such right, upon exercise, the excess of the fair market value of one share of common stock on the date of exercise over the grant price, (c) restricted stock, issued for no cash consideration or for such minimum consideration as may be required by applicable law, subject to restrictions established by the Compensation Committee and forfeitable if employment with the Company is terminated during the restriction period, (d) performance awards, issued for no cash consideration or such minimum consideration as may be required by applicable law, distributable after the close of a performance period during which specified performance criteria must be achieved, payable in cash, shares, other property or any combination thereof, and (e) other awards of shares or awards valued in whole or in part by reference to shares of common stock, payable in shares, other securities of the Company, cash or any other form of property, issued for no cash consideration or such minimum consideration as may be required by applicable law.

STOCK OPTIONS

     Both tax-qualified incentive stock options and nonqualified stock options may be granted under the Plan. The purchase price per share of NCR common stock subject to any stock option and the term of such option shall be determined by the Compensation Committee; however, the purchase price per share shall not be less than the fair market value of a share of NCR common stock on the date the option is granted. Options will be exercisable at such time or times as determined by the Committee. Options granted as incentive stock options must also meet requirements of the Code; one current requirement is that the fair market value of shares with respect to which incentive stock options are first exercisable in any one year by any participant may not exceed $100,000. Payment of the purchase price of stock options may be made in cash, shares of NCR common stock or other securities or other property, or any combination thereof as determined by the Committee. The Committee in its sole discretion may provide at the time of grant that the shares to be issued upon an option's exercise shall be in the form of restricted stock or other similar securities, or may reserve the right to do so after the time of grant.

SHARES AVAILABLE

     The total number of shares of common stock of the Company available for grants under the Plan for each calendar year is 5.6% for 1997 and 4% in each calendar year thereafter of the total outstanding shares of NCR common stock as of the first day of each such year for which the Plan is in effect. Such number will be increased in any year by the number of shares available in prior years but not covered by awards in such years, and by the number of shares subject to awards that are forfeited or otherwise terminated without issuance of shares. No award will be granted under the Plan after December 31, 2006. At January 31, 1997, the closing price of a share of NCR common stock on the NYSE was $37.875.

ADMINISTRATION

     The Plan is administered by the Compensation Committee of the Board of Directors. Under the Plan, the Committee is generally authorized to: (a) select employees of the Company to whom awards may be granted, (b) determine the types of award to be granted to each participant, (c) determine the number of shares to be covered by each award, (d) determine the terms and conditions of any award, (e) determine whether, to what extent and under what circumstances awards may be settled in cash, shares of NCR common stock or other property, or canceled or suspended, (f) determine whether, to what extent and under what circumstances cash, shares and other property and other amounts payable with respect to awards shall be deferred either automatically or at the election of the participant, (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan, and (h) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

ELIGIBILITY

     Any employee of the Company or its affiliates is eligible to be selected as a participant in the Plan. The Company may permit non-employee directors to receive awards under the Plan. Currently approximately 850 employees and all the Company's directors have been selected to receive awards under the Plan.

AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation may be made that would impair the rights of a participant under an award previously granted without the participant's consent. The Compensation Committee may amend the terms of any award previously granted prospectively or retroactively, but no such amendment may impair the rights of any participant under such award without such participant's consent.

CHANGE IN CONTROL

     Upon the occurrence of a change in control of the Company, as defined in the Plan, any outstanding unvested options and stock appreciation rights under the Plan shall become vested, any restrictions and deferral limitations applicable to any restricted stock shall lapse, all performance awards shall be considered earned and payable, and any restrictions and other conditions on any other stock awards shall lapse. Within 60 days after a change in control the Committee may determine that participants may elect to surrender outstanding options to the Company for cash.

FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS

     In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option is granted, nor will NCR be entitled to a tax deduction at that time. However, when any part of an option is exercised, the federal income tax consequences may be summarized as follows:

     - When a nonstatutory option is exercised, the participant will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the exercise date.

     - There is no tax liability at the time of exercise of an incentive stock option. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the stock is made before the later of one year from the date of exercise or two years from the date of grant of the incentive stock option, the participant will realize a long-term capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

     - Upon the exercise of a nonstatutory option, NCR will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. NCR does not receive an income tax deduction as a result of the exercise of an incentive stock option, provided that the stock is held for the required period as described above. If the holding period is not satisfied, NCR will receive a tax deduction equal to the ordinary income recognized by the employee.

     The benefits or amounts that will be received by participants in the Plan are not currently determinable, nor are the benefits which would have been received by participants for the last completed fiscal year if the Plan had been in effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE MATERIAL TERMS OF PERFORMANCE GOALS FOR COMPENSATION PROVIDED UNDER THE PLAN TO QUALIFY SUCH COMPENSATION FOR TAX DEDUCTIBILITY UNDER SECTION 162(M) OF THE CODE. Proxies solicited by the Board of Directors will be voted "FOR" this proposal, unless otherwise instructed on the proxy card.

     The above notice and proxy statement are sent by order of the Board of Directors.

                                          /s/ Laura K. Nyquist
                                          Laura K. Nyquist
                                          Corporate Secretary
Dated: March 3, 1997

                                  Detach Here
--------------------------------------------------------------------------------

NCR LOGO
                                    1997 ANNUAL STOCKHOLDERS MEETING
                                    RESERVATION REQUEST FORM

Complete the following information and return to Laura K. Nyquist, Corporate Secretary, NCR Corporation, 1700 South Patterson Blvd., Dayton, Ohio 45479, for admission to the 1997 Annual Stockholders Meeting of NCR Corporation.

           Stockholder's Name and Address:  ---------------------------------------------------------
                                            ---------------------------------------------------------
                                            ---------------------------------------------------------
           Number of Shares of NCR Common
           Stock held:                      ---------------------------------------------------------

    If the shares listed above are not registered in your name, identify the name of the stockholder of record below and bring evidence that you beneficially own the shares.

           Stockholder of Record:           ---------------------------------------------------------

                            THIS IS NOT A PROXY CARD
--------------------------------------------------------------------------------

[NCR LOGO]

                        1997 ANNUAL STOCKHOLDERS MEETING


NCR's Annual Meeting of Stockholders will be held at 9:30 a.m. on April 16, 1997, at the following address:


                       NCR's Sugar Camp Education Center
                              101 W. Schantz Ave.
                                Dayton, OH 45479


Please see your proxy statement for instructions should you wish to attend the meeting.




                             DETACH PROXY CARD HERE
--------------------------------------------------------------------------------

/ X /   Please mark votes as in this example.

                        Directors recommend a vote "FOR"

                                     FOR     WITHHELD
1. Election of Class A Directors:   /  /      /  /

   Lars Nyberg
   David R. Holmes
   James O. Robbins

                        --------------------------------------
                        For all nominees except as noted above:


2. Approval of material terms of          FOR      AGAINST    WITHHELD
   performance goals under the NCR       /  /       /  /        /  /
   Management Stock Plan to qualify
   such compensation under the
   Internal Revenue Code:


Discontinue Annual Report for this account  /  /

Vote Limitations on other side of card   /  /


You must return this card promptly to have your shares of NCR common stock voted. If you attend the meeting and decide to vote by ballot, such vote will supersede this proxy. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.


             Signature:_______________________ Date____________1997

             Signature:________________________Date____________1997

                Please Sign this Proxy as Name(s) Appear Above.

NCR Logo

                                                  PROXY/VOTING INSTRUCTION CARD

NCR Corporation

--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR NCR'S ANNUAL MEETING OF STOCKHOLDERS ON APRIL 16, 1997.

The undersigned hereby appoints Lars Nyberg, John L. Giering, and Jon S. Hoak, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of NCR Corporation that the undersigned is entitled to vote at NCR's Annual Meeting of Stockholders to be held in Dayton, Ohio, on April 16, 1997, and at any adjournment thereof, upon all subjects that may properly come before the meeting, or any adjournment thereof, including the matters described in the proxy statement furnished herewith. This proxy card also provides voting instructions to the trustee of the NCR Savings Plan or the AT&T Savings Plan for shares of NCR common stock the undersigned may hold under either plan for which the undersigned is entitled to vote at said meeting.

THE PROXIES OR THE TRUSTEES OF THE PLANS, AS THE CASE MAY BE, WILL VOTE YOUR SHARES IN ACCORDANCE WITH YOUR DIRECTIONS ON THIS CARD. IF YOU DO NOT INDICATE YOUR CHOICES ON THIS CARD, THE PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS. IF YOU ARE A SAVINGS PLAN PARTICIPANT ENTITLED TO VOTE AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS AND DO NOT INDICATE YOUR CHOICES ON THIS CARD, THOSE SHARES WILL BE VOTED BY THE TRUSTEE OF THE PLAN.

Your vote is important. Please sign on reverse side and return promptly in the enclosed envelope.

--------------------------------------------------------------------------------

                                                                       APPENDIX

                            NCR MANAGEMENT STOCK PLAN
                        ADOPTED EFFECTIVE JANUARY 1, 1997

                                    ARTICLE 1
                                     PURPOSE

         The purposes of the NCR Management Stock Plan (the "Plan") are to encourage selected key employees of NCR Corporation (the "Company") and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of share owners, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

                                    ARTICLE 2
                                   DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

         2.1 "AFFILIATE" means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee. For purposes of this Article 2.1, "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, limited liability company, other entity or government or political subdivision thereof.

         2.2 "AWARD" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, Dividend Equivalent, Other Stock Unit Award, or any other right, interest, or option relating to Shares or other securities of the Company granted pursuant to the provisions of the Plan.

         2.3 "AWARD AGREEMENT" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Participant.

         2.4 "BOARD" means the Board of Directors of the Company.

         2.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         2.6 "COMMITTEE" means the Compensation Committee of the Board, composed of no fewer than three directors, each of whom is a Non-Employee Director and an "outside director" within the meaning of Section 162(m) of the Code.

         2.7 "COMPANY" means NCR Corporation, a Maryland corporation.

         2.8 "DIVIDEND EQUIVALENT" means any right granted pursuant to Article 13.8, Deferrals.

         2.9 "EMPLOYEE" means any employee of the Company or of any Affiliate. Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

         2.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         2.11 "FAIR MARKET VALUE" means, unless otherwise determined by the Committee, the average of the high and low sale prices of a share of Common Stock on the U.S. stock exchange on which the Common Stock is listed on the date of measurement or on any date as determined by the Committee and if there were no trades on such date, on the day on which a trade occurred next preceding such date.

         2.12 "INCENTIVE STOCK OPTION" means an Option granted under Article 6, Stock Options, that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

         2.13 "NON-EMPLOYEE DIRECTOR" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission.

         2.14 "NONSTATUTORY STOCK OPTION" means an Option granted under Article 6, Stock Options, that is not intended to be an Incentive Stock Option.

         2.15 "OPTION" means any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

         2.16 "OTHER STOCK UNIT AWARD" means any right granted to a Participant by the Committee pursuant to Article 10, Other Stock Unit Awards.

         2.17 "PARTICIPANT" means an Employee who is selected by the Committee to receive an Award under the Plan.

         2.18 "PERFORMANCE AWARD" means any Award of Performance Shares or Performance Units pursuant to Article 9, Performance Awards.

         2.19 "PERFORMANCE PERIOD" means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

         2.20 "PERFORMANCE SHARE" means any grant pursuant to Article 9, Performance Awards, of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         2.21 "PERFORMANCE UNIT" means any grant pursuant to Article 9, Performance Awards, of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.

         2.22 "RESTRICTED STOCK" means any Share issued with the restriction that the holder may not sell, transfer, pledge, or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

         2.23 "RESTRICTED STOCK AWARD" means an award of Restricted Stock under
Article 8, Restricted Stock.

         2.24 "SENIOR MANAGER" means any manager of the Company or any Affiliate holding a position above E band or any future salary grade that is the equivalent thereof.

         2.25 "SHARES" means the shares of common stock, $.01 par value, of the Company and such other securities of the Company as the Committee may from time to time determine.

         2.26 "STOCK APPRECIATION RIGHT" means any right granted to a Participant pursuant to Article 7, Stock Appreciation Rights, to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related option, as specified by the Committee in its sole discretion, which, other than in the case of Substitute Awards, shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

         2.27 "SUBSTITUTE AWARD" is defined in Article 5.1, Available Shares.

                                    ARTICLE 3
                                  PARTICIPATION

         3.1 PARTICIPATION. Any Employee shall be eligible to be selected as a Participant.

         3.2 PARTICIPATION BY NON-EMPLOYEES. NCR also may permit non-employee directors to be eligible to receive either (or both) discretionary or formula-based Awards under the Plan. The formula may be set forth in a policy or in the Plan.

                                    ARTICLE 4
                                 ADMINISTRATION

         4.1 ADMINISTRATION. The Plan shall be administered by the Committee. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant, any stockholder, and any employee of the Company or of any Affiliate.

         4.2 AUTHORITY OF COMMITTEE. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

         (a) select the officers appointed by the Board of the Company and its Affiliates to whom Awards may from time to time be granted hereunder;

         (b) determine the type or types of Award to be granted to each Participant hereunder;

         (c) determine the number of Shares to be covered by each Award granted to a Board-appointed officer hereunder;

         (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

         (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

         (f) determine whether, to what extent and under what circumstances cash, Shares and other property and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the Participant;

         (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan;

         (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

         (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

Notwithstanding the above, the Chairman and Chief Executive Officer shall have full power and authority to select Employees other than the officers appointed by the Board of the Company and its Affiliates to whom Awards may from time to time be granted hereunder, and to determine the number of Shares to be covered by such Awards.

                                    ARTICLE 5
                           SHARES SUBJECT TO THE PLAN

         5.1 AVAILABLE SHARES. Subject to adjustment as provided in Article 5.3, Adjustments, the total number of Shares available for grant under the Plan for each calendar year shall be 5.6% for 1997, and 4% for each calendar year thereafter, of the total outstanding Shares as of the first day of such year for which the Plan is in effect; provided that such number shall be increased in any year by the number of Shares available for grant hereunder in previous years but not covered by Awards granted hereunder in such years; and provided, further, that if any Shares subject to an Award are forfeited or if any Award based on Shares otherwise terminated without issuance of such Shares or other consideration in lieu of such Shares, the Shares subject to such Award shall to the extent of such forfeiture or termination, again be available for awards under the Plan if no Participant shall have received any benefits of ownership in respect thereof; and provided further that no more than ten million Shares shall be cumulatively available for the grant of Incentive Stock

Options under the Plan; and provided further that no Participant may be granted Awards in any one calendar year with respect to more than two million Shares.

         5.2 SUBSTITUTE AWARDS. In addition, Awards granted or Shares issued by the Company (i) pursuant to the Employee Benefits Agreement between AT&T Corp. and the Company dated __________, 1996, as amended, modified or otherwise supplemented, or (ii) through the assumption of, or in substitution or exchange for, employee benefit awards or the right or obligation to make future employee benefit awards, in connection with the acquisition of another corporation or business entity (clauses (i) and (ii) collectively, the "Substitute Awards") shall not reduce the shares available for grants under the Plan or to a Participant in any calendar year. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         5.3 ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee in its sole discretion deems equitable or appropriate, including without limitation such adjustments in the aggregate number, class and kind of Shares which may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of Shares subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of Shares subject to, Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion, provided that the number of Shares or other securities subject to any Award shall always be a whole number.

                                    ARTICLE 6
                                  STOCK OPTIONS

         6.1 STOCK OPTIONS. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

         (a) OPTION PRICE. The purchase price per Share purchasable under an Option shall be determined by the Committee in its sole discretion; provided that except in the case of an Option pursuant to a Substitute Award, such purchase price shall not be less than the Fair Market Value of the Share on the date of the grant of the option.

         (b) OPTION PERIOD. The term of each option shall be fixed by the Committee in its sole discretion; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the date the Option is granted.

         (c) EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Committee at or subsequent to grant. Unless otherwise determined by the Committee at or subsequent to grant, no Incentive Stock Option shall be exercisable during the year ending on the day before the first anniversary date of the granting of the Incentive Stock Option.

         (d) METHOD OF EXERCISE. Subject to the other provisions of the Plan and any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation, payment by delivery of cash, Shares held for more than six months, or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total option price, or by any combination of cash, Shares and other consideration as the Committee may specify in the applicable Award Agreement.

         (e) INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of the Company or of any parent or subsidiary corporation of the Company) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Article 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

         (f) FORM OF SETTLEMENT. In its sole discretion, the Committee may provide, at the time of grant, that the shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

                                    ARTICLE 7
                            STOCK APPRECIATION RIGHTS

         7.1 STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under
Article 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock

Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such option is granted.

         7.2 TERMINATION OF STOCK APPRECIATION RIGHTS. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

                                    ARTICLE 8
                                RESTRICTED STOCK

         8.1 ISSUANCE. Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

         8.2 REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

         8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of grant, upon termination of employment for any reason during the restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company, provided that, except as provided in Article 14, Change in Control, in the event of a Participant's retirement, permanent disability, other termination of employment or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the grantee promptly after the period of forfeiture, as determined or modified by the Committee, shall expire.

                                    ARTICLE 9
                               PERFORMANCE AWARDS

         9.1 PERFORMANCE AWARDS. Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in
Article 14, Change in Control, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property or any combination thereof, in the sole discretion of the Committee at the time of payment. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period. The maximum value of the property, including cash, that may be paid or distributed to any Participant pursuant to a grant of Performance Units made in any one calendar year shall be two million dollars ($2,000,000).

                                   ARTICLE 10
                             OTHER STOCK UNIT AWARDS

         10.1 STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property ("Other Stock Unit Awards") may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Other Stock Unit Awards may be paid in Shares, other securities of the Company, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipients

         10.2 TERMS AND CONDITIONS. Shares (including securities convertible into Shares) granted under this Article 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law; Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Article 10 shall be purchased for such consideration as the Committee shall in its sole discretion determine, which shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

                                   ARTICLE 11
                         CODE SECTION 162(M) PROVISIONS

         11.1 APPLICABILITY. Notwithstanding any other provision of this Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant that such Participant is, or is likely to be at the time he or she recognizes income for federal income tax purposes in connection with such Award, a covered employee within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Article 11 is applicable to such Award.

         11.2 PERFORMANCE GOALS. If an Award is subject to this Article 11, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of one or any combination of the following: specified levels of earnings per share from continuing operations, operating income, revenues, gross margin, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return (measured in terms of stock price appreciation and dividend growth), or cost control, of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such Performance Goals also may be based upon the attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code and the regulations thereunder.

         11.3 NO UPWARD ADJUSTMENTS. Notwithstanding any provision of this Plan, other than Article 14, Change in Control, with respect to any Award that is subject to this Article 11, the Committee may not adjust upwards the amount payable pursuant to such Award, nor may it waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

         11.4 OTHER RESTRICTIONS. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(B) of the Code or any successor thereto.

                                   ARTICLE 12
                           AMENDMENTS AND TERMINATION

         12.1 AMENDMENT OR TERMINATION OF PLAN. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of an optionee or Participant under an Award heretofore granted, without the optionee's or Participant's consent.

         12.2 AMENDMENT OR SUBSTITUTION OF AWARDS. The Committee may amend the terms of any Award heretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent.


                                   ARTICLE 13
                               GENERAL PROVISIONS

         13.1 NONTRANSFERABILITY. Unless the Committee determines otherwise at the time the Award is granted, no Award, and no Shares subject to Awards described in Article 10, Other Stock Unit Awards, which have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative.

         13.2 TERM OF AWARDS. The term of each Award shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided that in no event shall the term of any Incentive Stock Option or any Stock Appreciation Right related to any Incentive Stock Option exceed a period of ten (10) years from the date of its grant.

         13.3 EMPLOYEE CLAIMS. No Employee or Participant shall have any claim to be granted any Award under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

         13.4 AGREEMENT REQUIRED. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a fully executed copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

         13.5 ADJUSTMENTS. Except as provided in Article 11, Code Section 162(m) Provisions, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

         13.6 CANCELLATION OR SUSPENSION. The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended. In particular, but without limitation, all outstanding Awards to any Participant shall be canceled if the Participant, without the consent of the Committee, while employed by the Company or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest, as determined by the Committee or any one or more Senior Managers or committee of Senior Managers to whom the authority to make such determination is delegated by the Committee.

         13.7 RESTRICTIONS ON CERTIFICATES. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         13.8 DEFERRALS. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of this Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

         13.9 NO PAYMENT REQUIRED. Except as otherwise required in any applicable Award Agreement, or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

         13.10 DELEGATION OF AUTHORITY. The Committee may delegate to one or more Senior Managers or a committee of Senior Managers the right to grant Awards to Employees who are not officers or directors of the Company and to cancel or suspend Awards to Employees who are not officers or directors of the Company.

         13.11 TAX WITHHOLDING. The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such withholding taxes by delivery of, or directing the Company to retain, Shares.

         13.12 OTHER ARRANGEMENTS. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is otherwise required; and such arrangements may be either generally applicable or applicable only in specific cases.

         13.13 APPLICABLE LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Ohio and applicable Federal law.

         13.14 SEVERABILITY. If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot he construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

         13.15 AWARDS TO FOREIGN NATIONALS AND EXPATRIATES. Awards may be granted to Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees on assignments outside their home country.

         13.16 TERM OF THE PLAN. No award shall be granted pursuant to the Plan after 10 years from the Effective Date, but any Award theretofore granted may extend beyond that date.

         13.17 EFFECTIVE DATE. The Plan shall be effective on January 1, 1997.

                                   ARTICLE 14
                          CHANGE IN CONTROL PROVISIONS

         14.1     DEFINITIONS.

         (a) "CHANGE IN CONTROL" means the happening of any of the following events:

                  (i) An acquisition by any individual, entity or group (within the meaning of Article 13(d)(3) or 14(d)(2) of the Exchange Act) (an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition, directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (iii) below.

                  (ii) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall he hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

                  (iii) The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which
(A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the Corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

                  (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (b) "CHANGE IN CONTROL PRICE" means the higher of (A) the highest reported sales price, regular way, of a Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which Shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per Share paid in such tender or exchange offer or Corporate

Transaction; provided however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of a Share on the date such Incentive Stock Option or Stock Appreciation Right is exercised or deemed exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

         14.2 IMPACT OF EVENT. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

                           (i) Any Options and Stock Appreciation Rights
outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

                           (ii) The restrictions and deferral limitations
applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant.

                           (iii) All Performance Awards shall be considered to
be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed.

                           (iv) The restrictions and deferral limitations and
other conditions applicable to any Other Stock Awards or any other Awards shall lapse, and such Other Stock Awards or such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

         14.3 CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), if the Committee shall determine at, or at any time after, the time of grant, a Participant holding an option shall have the right, whether or not the option is fully exercisable and in lieu of the payment of the purchase price for the Shares being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the purchase price per Share under the option (the "Spread") multiplied by the number of Shares granted under the Option as to which the right granted under this Section 14.3 shall have been exercised.

         14.4 POOLING-OF-INTERESTS. Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that (after giving effect to any other actions taken to cause such transaction to be eligible for such pooling-of-interests accounting treatment) but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Shares with a Fair Market Value equal to the cash that would otherwise be payable pursuant thereto.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 20th day of December, 1996.

                                     FOR NCR CORPORATION



                            By:   /s/ Richard H. Evans
                                  ---------------------------------------------
                                  Richard H. Evans
                                  Senior Vice President, Global Human Resources